Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

White River Energy Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (2)	457(f) (2)	42,254,521		$0.90 (2)	$38,029,168.90	$110.20 per $1,000,000	$4,190.80
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (2)	457(c) (3)	8,465,633		$1.00 (3)	$8,465,633.00	$110.20 per $1,000,000	$932.91
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (4)	457(g) (4)	16,931,266		$1.00 (4)	$16,931,266.00	$110.20 per $1,000,000	$1,865.83
Fees to Be Paid	Equity	Warrants to Purchase Common Stock	457(g) (4)	16,931,266 (4)	$	- (4)	- (4)	$110.20 per $1,000,000	- (4)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$63,425,967.90	$6,989.54
	Total Fees Previously Paid (5)							$8,078.43
	Total Fee Offsets							-
	Net Fee Due							$(1,088.89)

(1) Consists of (i) Spin-Off Shares issuable to and distributable by Ecoark Holdings, Inc., now known as BitNile Metaverse, Inc. (“Ecoark”) in connection with the conversion of the Series A Convertible Preferred Stock held by Ecoark and the subsequent spin-off of the Spin-Off Shares underlying the Series A (including up to 1,000 Spin-Off Shares distributable to account for rounding up of fractional shares); (ii) shares of common stock underlying PIPE Securities, namely Series C Convertible Preferred Stock and Warrants representing 200% warrant coverage; and (iii) the Warrants themselves. Capitalized terms used herein have the meanings set forth in Prospectus which forms a part of the Registration Statement with which this Filing Fees Table is filed as Exhibit 107. The Registrant’s common stock will be issued to the Selling Stockholders upon conversion of Series C at the conversion price of $0.77700765483647 per share, which has been determined based on the PIPE Securities Formula. Represents the maximum number of shares of common stock offered by the Selling Stockholders named in the Registration Statement. Also includes such indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, including, but not limited to, as a result of the anti-dilution provisions contained in the securities.

(2) Pursuant to Rule 457(f) under the Securities Act of 1933, and solely for the propose of calculating the registration fee, the fee for the Spin-Off is based on the estimated market value of the Spin-Off Shares as specified under Rule 457(c), which reflects the average of the high and low sale prices of the shares of common stock as of December 5, 2022, as reported on the OTCQB. As indicated in footnote (5), these fees were previously calculated and paid.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon conversion of Series C is estimated to be $1.00, which is the average of the high and low sale prices of the shares of common stock as of September 15, 2023, as reported on the OTCQB. As indicated in footnote (5), these fees were previously calculated and paid except for the additional shares of common stock resulting from the PIPE Securities Formula.

(4) Pursuant to Rule 457(g) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of common stock issuable upon exercise of the Warrants exercisable at $1.00 per share is estimated based upon the higher of (a) the exercise price of such Warrants, and (b) $1.00, which is the average of the high and low sale prices of the shares of common stock as of September 15, 2023, as reported on the OTCQB. Pursuant to Rule 457(g), because the Registrant is also registering the issuance and sale of the shares of common stock issuable upon exercise of the Warrants, no separate registration fee is required for the Warrants themselves. As indicated in footnote (5), these fees were previously calculated and paid except for the additional Warrants resulting from the PIPE Securities Formula.

(5) Fees totaling $8,078.43 were previously paid in connection with the Registrant’s initial filing of the Registration Statement on December 7, 2022. This updated exhibit is being submitted solely to increase the number of shares of common stock and Warrants being registered in connection with the PIPE Offering, which amounts increased from the amounts included in the Registrant’s previous Exhibit 107 as a result of the PIPE Securities Formula. See footnotes (1), (3) and (4) and the accompanying fee table entries.